SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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ZOLTEK COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
(Name of Person(s) Filing Proxy Statement)

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January 4, 2012

DEAR FELLOW SHAREHOLDERS:

Our Annual Meeting of Shareholders will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Friday, February 3, 2012.  The meeting will be held in the Ambassadeur Ballroom with complimentary parking and entrance available behind the hotel.  The notice of annual meeting of shareholders, proxy statement and proxy card which accompany this letter outline fully matters on which action is expected to be taken at the annual meeting.

We cordially invite you to attend the annual meeting.  Please RSVP to 314-291-5110 if you plan to attend the meeting.  Whether or not you plan to attend, it is important that your shares are represented.  We urge you to promptly vote your shares by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions.  The mailing of an executed proxy card will not affect your right to vote in person should you later decide to attend the annual meeting.

Sincerely, ZSOLT RUMY Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. We urge you to promptly vote your shares by completing, signing, dating and returning the enclosed proxy card.

Zoltek Companies, Inc. · 3101 McKelvey Rd. · St. Louis, Missouri 63044 (USA) · 314/291-5110 · 314/291-8536

ZOLTEK COMPANIES, INC.
3101 McKelvey Road
St. Louis, Missouri 63044

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD February 3, 2012

Dear Shareholder:

The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the “Company”) will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri on February 3, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors to hold office for a term of three years;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012;

3.	To approve, by advisory vote, a resolution relating to our executive compensation;

4.	To recommend, by advisory vote, the frequency of future advisory votes relating to our executive compensation; and

5.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.

These items are more fully described in the accompanying proxy statement, which is hereby made a part of this Notice.  Only shareholders of record of the Company at the close of business on December 19, 2011 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Please promptly vote your shares by completing, signing, dating and returning the enclosed proxy card in accordance with the instructions to ensure your shares are represented.

By order of the Board of Directors, ZSOLT RUMY Chairman of the Board, President and Chief Executive Officer

January 4, 2012

ZOLTEK COMPANIES, INC.
3101 McKelvey Road
St. Louis, Missouri 63044

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 3, 2012
_________________

GENERAL INFORMATION

This proxy statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Friday, February 3, 2012, and at all adjournments thereof, for the purposes set forth in the preceding notice of annual meeting of shareholders.

This proxy statement, the notice of annual meeting and the accompanying proxy card were first mailed to the shareholders on or about January 4, 2012.

The accompanying proxy is being solicited by our Board of Directors.  A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy card with the Secretary of our Company at our principal offices or by attending the annual meeting and voting the shares in person.  Attendance alone at the annual meeting will not of itself revoke a proxy.  Proxy cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment thereof.

We will bear the entire expense of soliciting proxies.  Proxies will be solicited by mail initially.  Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services.  Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

Only shareholders of record at the close of business on December 19, 2011 are entitled to notice of, and to vote at, the annual meeting.  On such date, there were 34,368,192 shares of our common stock, $.01 par value, issued and outstanding.

Each outstanding share of our common stock is entitled to one vote on each matter to be acted upon at the annual meeting.  A quorum is required for votes taken at the annual meeting to be valid.  A quorum will be attained if holders of a majority of the common stock issued and outstanding on the record date are represented at the annual meeting in person or by proxy. After a quorum has been established, the two nominees receiving the most votes will be elected directors.  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) requires the affirmative vote of the holders of a majority of the shares of our common stock voting on the proposal.  Approval of the advisory resolution relating to our executive compensation (Proposal 3) requires the affirmative vote of the holders of a majority of the shares of our common stock voting on the proposal. The advisory vote recommending the frequency (every one, two or three years) of advisory votes on executive compensation (Proposal 4) that receives the greatest number of votes will be considered our shareholders’ advice on the issue. Except as otherwise required by our Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the annual meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

Shares subject to abstentions will be treated as shares that are represented at the annual meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal.  Accordingly, abstentions will not affect the election of directors or the other matters to be submitted to the shareholders for a vote.  If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as voted for purposes of determining the approval of the shareholders on a particular proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 3, 2012:

The proxy statement and the Company’s 2011 Annual Report to Shareholders are available for viewing, printing and downloading at www.zoltek.com under Investor Relations / Annual Reports.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table includes information as to the only person known to our management to beneficially own 5% or more of our outstanding common stock as of December 19, 2011:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Outstanding Common Stock(2)

Zsolt Rumy	6,157,709 (3)	17.92%
____________________________
(1)	The listed person has sole voting and investment power with respect to the reported shares.

(2)	The percentage calculation is based upon 34,368,192 shares of the Company’s common stock that were issued and outstanding as of December 19, 2011.

(3)	The business address of Mr. Rumy is c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

PROPOSAL 1:  ELECTION OF DIRECTORS

Two individuals will be elected at the annual meeting to serve as Class I directors of our Company for a term of three years.  The two nominees receiving the greatest number of votes at the annual meeting will be elected.  Shareholders do not have the right to cumulate votes in the election of directors.

The persons named as proxies on the accompanying proxy card intend to vote all duly executed proxies received by our Board of Directors for the election of Linn H. Bealke and George E. Husman as Class I directors, except as otherwise directed by the shareholder on the proxy card.  Mr. Bealke and Mr. Husman are both currently directors of our Company.  If for any reason Mr. Bealke or Mr. Husman becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy card will vote for such substitute nominee as is designated by the Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF LINN H. BEALKE AND GEORGE E. HUSMAN AS CLASS I DIRECTORS.

The name, age, principal occupation or position and other directorships with respect to Mr. Bealke and Mr. Husman and the other directors whose terms of office will continue after the annual meeting are set forth below.

CLASS I – TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2015

Linn H. Bealke, age 67, has served as a director of our Company since 1992.  For more than five years prior to October 2002, he was President and Director of Mississippi Valley Bancshares, Inc. (a bank holding Company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank).  In October 2002, Mississippi Valley Bancshares, Inc. was merged into Marshall and Ilsley Corporation.  Mr. Bealke continued to serve as Vice Chairman of Southwest Bank of St. Louis until his retirement in December 2004.

George E. Husman, age 66, has served as a director of our Company since 2007.  Mr. Husman was appointed Chief Technology Officer of our Company in February 2007.  Prior to joining us, Mr. Husman was the Associate Director for Engineering Research at the University of Alabama at Birmingham since 2004.  From 1993 to 2004, Mr. Husman served as the Vice President, Engineering Division, at the Southern Research Institute in Birmingham, Alabama.  Prior to 1993, Mr. Husman spent six years with BASF Structural Materials, Inc. in various positions, including Vice President for Business Development and Vice President for Research & Development, and he spent 18 years at the Materials Directorate at Wright-Patterson Air Force Base in various research and management positions.

CLASS II – TO CONTINUE IN OFFICE UNTIL 2013

Michael D. Latta, age 70, has served as a director of our Company since 2007.  Mr. Latta serves as Chairman of the Board of Universe Corporation (a construction engineering and materials distributor).  He has served in this position since 1997.  He previously served as Chairman of the Board of Res Q Tec, Inc. (a manufacturer of hydraulic and pneumatic rescue equipment) from 1995 to 2010.   Prior to 1995 he was President of Safety Equipment (a manufacturer of emergency vehicle warning equipment) from its founding in 1974.

Pedro Reynoso, age 67, has served as a director of our Company since May 2009.  Mr. Reynoso is President and CEO of Planfin, S.A. de C.V., a Mexican consulting firm he founded in 1982.  Since 2002, he has also served as Director of Operations for the textile and packaging divisions of Cydsa, S.A. de C.V., a publicly traded Mexican Company that operates in the chemical and textile markets.  Before joining Cydsa, Mr. Reynoso served in various executive and operating positions in manufacturing and financial services businesses. He also serves on the Boards of Directors of various publicly traded and privately owned Mexican companies active in a range of industries, including mining, real estate, textiles, electronics and energy.

CLASS III – TO CONTINUE IN OFFICE UNTIL 2014

Zsolt Rumy, age 69, is the founder of our Company and has served as our Chairman, Chief Executive Officer, Chief Financial Officer and President and as a director since 1975.

Charles A. Dill, age 72, has served as a director of our Company since 1992.  He is currently Managing Partner of Two Rivers Associates, LLC, a private equity firm, which is the successor to Gateway Associates, LP, where Mr. Dill was a General Partner since 1995.  From 1990 to 1995, he served as CEO of Bridge Information Systems, Inc. (a provider of online data to institutional investors).  From 1987 to 1990, Mr. Dill was President of AVX Corporation (a NYSE global manufacturer of electronic components).  Previous to 1987, Mr. Dill’s early career was spent in a number of executive positions with Emerson Electric, where he led the international growth and globalization of the Company.  Mr. Dill serves as a director of two public companies:  Stifel Financial Corp. (an investment banking firm) and TransAct Technologies (a manufacturer of transaction-based printers), as well as several private companies.

CORPORATE GOVERNANCE

Independent Directors

The Board of Directors has determined that all of its non-employee members are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Stock Market (“Nasdaq”).  In making independence determinations for individual directors, the Board of Directors reviews any transactions and relationships between the Company or its subsidiaries with the director and his or her immediate family or with any business that is controlled by the director. The purpose of this review is to determine (1) whether any such transactions or relationships may cause the director not to meet the objective requirements for independence established under the Nasdaq listing standards or the applicable rules of the Securities and Exchange Commission, or (2) whether any such transactions or relationships are otherwise sufficiently material such that the Board, in its subjective judgment, is unable to conclude that the director is independent. The types of transactions and relationships that might cause a director not to qualify as independent under the Nasdaq standards or not to be deemed independent by the Board in the exercise of its subjective judgment are not necessarily the same types of transactions and relationships that are required to be disclosed elsewhere in this proxy statement or in other reports filed with the Securities and Exchange Commission. In making determinations about the independence of directors, the Board considers the objective standards that directors must meet under the Nasdaq standards as well as a variety of subjective factors. These subjective factors include particular or unique relationships between the Company and the director or the director’s interests, even if such relationships do not exceed the specific dollar or other thresholds that would disqualify the director from being independent.

Board Meetings and Committees

During the fiscal year ended September 30, 2011, our Board of Directors met four times. Our Board has a standing Audit Committee and a standing Compensation Committee.  Each director attended not less than 75% or more of the aggregate number of meetings of our Board of Directors and committees of which such director was a member during fiscal 2011.  It is our policy to strongly encourage our Board members to attend the annual meeting of shareholders.  At last year’s annual meeting, all of the directors were in attendance.

The members of the Audit Committee are Messrs. Bealke, Dill, Latta and Reynoso, all of whom are considered independent under the listing standards of Nasdaq.  Mr. Dill serves as the Audit Committee’s financial expert.  The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee charter is available at www.zoltek.com.  The Audit Committee met four times in fiscal 2011.  The primary functions of the Audit Committee are to oversee (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) our independent auditors’ qualifications and independence and (d) the performance of our internal audit function and independent auditors. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls.

The Compensation Committee is comprised of Messrs. Dill and Latta, each of whom is considered independent under the listing standards of Nasdaq.  The Compensation Committee is authorized to review and make recommendations to our Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer our long-term incentive plans.  Members of the Compensation Committee held no separate formal meetings during the year but regularly considered and discussed compensation at Board meetings and consulted informally with each other and with members of management from time to time in fiscal 2011.  The Compensation Committee (a) determines the compensation level of our Chief Executive Officer and changes to that compensation and oversees compensation levels of other executive officers, as well as certain other highly-compensated key employees, (b) reviews the Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our proxy statement and (c) along with the Board of Directors, administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans.  The Compensation Committee charter is available at www.zoltek.com.

Qualifications of the Board of Directors

The Board of Directors considers the experience, qualifications, attributes and skills, taken as a whole, in its selection of directors and nominees for the Board of Directors. For more information on the director nomination process, see “Director Nomination Process” below.  The Board of Directors has set no specific minimum qualification for a nominee to the Board of Directors.  Generally, selection of the current members of the Board of Directors focused on the information discussed in each of the directors’ individual biographies as set forth above under “Proposal 1: Election of Directors.” In particular, the Board of Directors considered the following attributes of our nominees and continuing directors in its assessment:

●           With regard to Mr. Dill, the Board considered his extensive management and business experience, including his financial expertise and service on the Boards of Directors of other public companies.

●           With regard to Mr. Rumy, the Board considered his expertise in the carbon fiber, composite materials and manufacturing industries, and his long tenure as the founder and principal executive officer of the Company.

●           With regard to Mr. Latta, the Board considered his extensive management and manufacturing experience as well as his entrepreneurial know-how and financial expertise.

●           With regard to Mr. Reynoso, the Board considered his experience and expertise across multiple facets of manufacturing businesses, and his background in multinational companies and global operations and his familiarity with doing business in Mexico where the Company has a major facility.

●           With regard to Mr. Bealke, the Board considered his extensive experience in banking and finance industries along with his managerial and financial expertise.

●           With respect to Mr. Husman, the Board considered his educational background and research experience, as well as his manufacturing and management experience and his technical knowledge of the carbon fiber manufacturing and advanced composites industry.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Rumy.  Our Company has historically operated using the traditional U.S. Board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board of Directors. The Board believes that the Company has been well-served by this leadership structure and that this structure continues to be the optimal structure for our Company and our shareholders. The Board believes that this structure demonstrates to our employees, customers and shareholders strong leadership, with a single person having primary responsibility for managing the Company's operations. On balance, the Company has a Board comprised largely of independent directors (four of six), who meet regularly in executive session.  The Board, on a periodic basis, will continue as part of its review of corporate governance and succession planning, to evaluate the Board's leadership structure to ensure that it remains best suited for our Company and our shareholders.

Our Board of Directors has responsibility for the oversight of risk management. Our Board of Directors, either as a whole or through its committees, regularly discusses with management and the Company’s independent registered public accountants areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure and controls to mitigate such exposures.

While the Board is ultimately responsible for the oversight of risk management at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities. In particular, the Audit Committee reviews financial risk exposures through monitoring the independence and performance of the Company’s internal and external audit functions and the quality and integrity of the Company’s financial reporting process and systems of internal controls. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, through a review of compensation to executive officers, directors and employees in general.

Director Nomination Process

Nominees for director are recommended for selection by the Board of Directors by a majority of the independent directors.  In light of the number of independent directors and the lack of nominations by shareholders in the past, the Board of Directors has not adopted a formal nominating committee or nominating committee charter.  The independent directors will consider candidates for nomination recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders meeting must submit a proposal as described under “Proposals of Shareholders” and furnish certain information about the proposed nominee.  The notice submission should include information on the candidate for director, including the proposed candidate’s name, age, business address, residence address, principal occupation or employment for the previous five years, and number of shares of our common stock owned beneficially or of record.  In considering a potential nominee for the Board, shareholders should note that the rules of Nasdaq require that a majority of the Board of Directors be independent, as defined by Nasdaq rules.  Further, the candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to our Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about our Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the director’s responsibilities to our Company. The Board of Directors considers diversity of backgrounds, occupations and viewpoints, as well as a connection with the communities served by the Company. The notice submission should be addressed to our Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

Communications with the Board of Directors

Shareholders who desire to communicate with members of the Board should send correspondence addressed to Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.  All appropriate shareholder correspondence is forwarded directly to the members of the Board of Directors.  The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

DIRECTORS’ FEES

Directors, other than Mr. Rumy, are currently paid $750 per quarterly Board meeting attended.  Directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with attendance of Board or committee meetings.  In addition, each of the directors is also eligible to participate in our long-term incentive plan.  During fiscal 2011, the first business day after the date of our annual meeting of shareholders, each director was granted options to acquire 7,500 shares of common stock.  In addition, newly elected directors also receive an initial grant of options to purchase 7,500 shares at the time of their election.  Options granted to the directors entitle the director to purchase common stock at a price equal to the fair market value on the date of grant.  The options by their terms are not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.  The options are exercisable solely by the director and only during the director’s lifetime.  Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time.  The directors have confirmed their intention to hold their options until immediately prior to expiration or the director’s retirement from the Board of Directors.  Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director.  Unless exercised or terminated sooner, each option granted in fiscal 2007 or prior expires on the tenth anniversary of the date of grant.  Each option granted in fiscal 2008 and thereafter expires on the fifth anniversary of the date of grant.  The Company has the right, but not the obligation, to settle options granted in fiscal 2008 and thereafter for cash equal to the difference between the market price and the exercise price on the date of exercise.

Compensation received by Mr. Husman for his service as a director is set forth under “Summary Compensation Table.”  Mr. Rumy does not receive any separate compensation for his service as a director of our Company.

The following table discloses the fees earned or paid to our non-employee directors during fiscal 2011:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Annual Compensation ($)	Total ($)
Linn H. Bealke	$3,000	-	$54,789	-	-	-	$57,789
Charles A. Dill	$3,000	-	$54,789	-	-	-	$57,789
Michael D. Latta	$3,000	-	$54,789	-	-	-	$57,789
Pedro Reynoso	$3,000	-	$54,789	-	-	-	$57,789
___________________________
(1)
The option award values represent the aggregate grant date fair value of the award compiled in accordance with FASB ASC Topic 718.  The assumptions used to calculate the grant date fair value of the option awards are set forth under Note 8 — Stock Compensation Expense to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.  Amounts shown do not reflect compensation actually received by the named director nor does it necessarily reflect the actual value that will be recognized by the named director.

SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates, as of December 19, 2011, the beneficial ownership of Zoltek common stock by each of our directors, each nominee for election as a director, our executive officers named in the Summary Compensation Table and all directors and executive officers of our Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
Zsolt Rumy	6,157,709		17.92%
Linn H. Bealke	274,714	(2)	*
Charles A. Dill	249,061	(3)	*
Michael D. Latta	202,886	(4)	*
George E. Husman	64,412	(5)	*
Pedro Reynoso	30,000	(6)	*
Philip L. Schell	27,782	(7)	*
David Purcell	22,528		*
Andrew W. Whipple	8,500		*
All directors and executive officers as a group (9 persons)	7,037,592	(8)	20.34%

*   Less than one percent

(1)
Based upon 34,368,192 shares of our common stock issued and outstanding as of December 19, 2011 and, for each director or executive officer or the group, the number of shares subject to options, warrants or conversion rights that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of December 19, 2011.

(2)	Includes 37,500 shares subject to presently exercisable stock options.
(3)	Includes 52,500 shares subject to presently exercisable stock options.
(4)	Includes 45,000 shares subject to presently exercisable stock options.
(5)	Includes 45,000 shares subject to presently exercisable stock options.
(6)	Includes 30,000 shares subject to presently exercisable stock options.
(7)	Includes 25,000 unvested shares of restricted stock.
(8)	Includes 210,000 shares subject to presently exercisable stock options and 25,000 unvested shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation and Philosophy

The Compensation Committee of the Board of Directors is responsible for establishing and overseeing our overall compensation policy. The Compensation Committee is responsible for the determination of the compensation levels of our Chief Executive Officer and oversight of all executive compensation paid to the Named Executive Officers included in the Summary Compensation Table. The guiding principle of the Compensation Committee is the belief that executive compensation should be based on performance and productivity in contributing to the success of Zoltek and the growth in shareholder value.

Some primary elements of Zoltek’s executive compensation program are discretionary based upon the Compensation Committee’s evaluation of attainment of overall corporate goals. Given the substantial uncertainties and transitions that our business was undergoing in fiscal 2011, there were no specific goals established by the Compensation Committee to which executive compensation was tied.  Rather, it was determined to assess management’s performance at the end of the year.  Zoltek seeks to meet its ultimate responsibility to its shareholders by striving to create superior, long-term return on their investment through successful execution of the Company’s long-term strategy, earnings growth and the prudent management of our business. The Compensation Committee oversees the Company’s executive compensation program to ensure that total compensation paid to executive officers, including the Named Executive Officers, is fair internally, competitive externally, offers appropriate motivation and discourages excessive risk-taking. The Board of Directors and Compensation Committee set goals for fiscal 2012 through fiscal 2014 related to performance vesting of stock options granted in fiscal 2012.

The Zoltek executive compensation program includes both cash and stock-based compensation. Actual levels of total compensation in any given year are a function of the Compensation Committee’s and the Board’s assessment of managers’ success in achieving Company goals and executing the Company’s strategy. There were no bonus payments or stock awards made to executive officers during fiscal 2011.

Evaluation of Executive Performance

In evaluating the executives’ performance and in order to insure that the executive compensation packages are competitive, from time to time the Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to each executive officer. In making a determination, the Committee and the Board give material consideration to the Company's results of operations and financial condition, competitive factors and the Company's resources. The Board is cognizant that as a relatively small Company, Zoltek has limited resources and opportunities with respect to recruiting and retaining key executives.  Accordingly, from time to time, the Company has relied upon long-term employment agreements to retain qualified personnel and granting of equity-based awards with required vesting periods.  The Committee does not have a particular policy of establishing salaries or equity compensation for Zoltek executive officers compared to a peer group of companies.  However, the members of the Compensation Committee make general comparisons based on their extensive business experience.

As part of its oversight function the Compensation Committee reviews the status of Company officers, their positions, progress towards overall Company objectives and compensation. They also meet with the Chief Executive Officer to discuss overall executive team capabilities and capacity as well as individual executive performance.  The Chief Executive Officer recommends the amount and form of compensation for other executive officers.

Proposed compensation for all but the Chief Executive Officer is initiated by the Chief Executive Officer. He evaluates the other executive officers in terms of their overall individual job performance and contribution to overall Company performance. The Chief Executive Officer then reviews his evaluations with the Board of Directors, including members of the Compensation Committee. The Compensation Committee meets with the Chief Executive Officer and discusses his recommendations. The Compensation Committee also meets with the Chief Executive Officer and evaluates his performance and discusses future compensation considerations. As a result of this evaluation process and the discussions with management, the Compensation Committee concluded that there would be no increases made to compensation of executive officers in fiscal 2011.

Executive Compensation Components

In fiscal 2011 the components of compensation for Zoltek’s officers, including Named Executive Officers were:

●	Salary
●	Annual incentive compensation
●	Long-term incentive compensation
●	Certain additional employee benefits

These components of the executives’ total compensation program are discussed more fully below.

Salary

The Company pays Named Executive Officers salaries to compensate them for services given during the year. The Compensation Committee considers performance evaluations from the Chief Executive Officer for the past year, and that individual’s future potential, as well as how the executive has contributed to Zoltek’s performance generally. The salary of Andrew Whipple was established in connection with his hiring in April 2008 as Chief Accounting Officer and increased in May 2009 in connection with his appointment and increased responsibilities as Chief Financial Officer.  His salary was not increased during fiscal 2011.  The annual salary of George Husman, our Chief Technical Officer, was not increased during fiscal 2011.  The salary of Philip Schell was established in connection with his hiring in July 2009 as Vice President of Sales and Marketing.  He became an executive officer in fiscal 2011 as result of his appointment to Executive Vice President – Wind Energy.  His salary was not increased during fiscal 2010 or 2011.  The salary of David Purcell was established in connection with his hiring in January 2008 as Director of Marketing and Customer Service and increased to its current level in May 2009 in connection with his appointment and increased responsibilities as Vice President – Business Development and Marketing. He became an executive officer in fiscal 2011 as a result of his appointment to Vice President – Composite Intermediates.  His salary was not increased during fiscal 2010 or 2011.  At Mr. Rumy’s request, the Compensation Committee maintained Mr. Rumy’s annual salary at $500,000 for fiscal 2011.  In view of past constraints on the Company’s resources, Mr. Rumy’s base salary has remained below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy’s background and responsibilities.

Annual Incentive Compensation

The annual incentive component of compensation is a cash payment designed to link executive pay to the Company’s performance. The annual incentive compensation for fiscal 2011 was discretionary based upon the Compensation Committee’s evaluation of overall corporate performance, but as discussed above there were no specific goals established by the Compensation Committee tied to annual incentive compensation.  The amount, if any, awarded to each executive under this component is determined based on the Committee’s evaluation of the individual’s contribution to progress toward achieving strategic goals that the Compensation Committee believe enhance shareholder value. In considering the advisability of paying short-term incentive compensation for fiscal 2011, the Committee determined that, while significant contributions were made by executive management toward the Company’s strategic plan during fiscal 2011, no bonuses should be paid to executive officers for fiscal 2011 in view of the net loss reported for the year.

Long-Term Incentive Compensation

The primary purpose of our long-term incentive program is to align the interests of our key employees, including the executive officers, more closely with the interests of our stockholders by offering these key employees an opportunity to benefit from increases in the market price of our common stock.  The granting of stock options and restricted stock is specifically targeted toward retention of our executives and other key employees.  Our equity incentive program provides long-term incentives that have enabled us to attract and retain key employees by encouraging their ownership of our common stock.

No stock options are granted at a price that is less than the fair market value of a share of our common stock on the date of grant.  Outstanding employee stock options expire ten years from the date of grant or upon termination of employment. Option grants, when made to non-directors, are granted pursuant to our 2008 Long-Term Incentive Plan, which was approved by our stockholders in February 2008.  No options were granted to employees during fiscal 2011, however during fiscal 2012 the Company granted certain options, including performance-based based stock options with a vesting period spanning three years to Named Executive Officers and other key employees.

The granting of restricted stock is specifically targeted toward the retention of the grantees.  Restricted shares granted in fiscal 2008 vested 17% after the first year, 33% after the second year and 50% after the third year from date of grant.  Restricted shares granted in fiscal 2009 vest 50% on December 31, 2011 and 50% on December 31, 2012.  We have settled by payment in cash restricted shares which vested during fiscal 2011 and prior fiscal years.  We intend to settle vesting restricted shares in cash during fiscal 2012.

There may be times when options may be granted and options when the Board or Compensation Committee is in possession of material non-public information.  The Compensation Committee typically does not take such information into account when determining whether and in what amount to make option grants.

In connection with Mr. Whipple’s initial employment with the Company, Mr. Whipple was granted 20,000 shares of restricted stock.  In connection with Mr. Purcell’s initial employment with the Company, Mr. Purcell was granted 7,500 shares of restricted stock.  In connection with Mr. Schell’s initial employment with the Company, Mr. Schell was granted 25,000 shares of restricted stock.  No other option grants or restricted stock awards were made to the Named Executive Officers during fiscal 2008, 2009, 2010 or 2011, although Mr. Husman was granted options to purchase 7,500 shares each year in consideration for his serving as a director.

Certain Additional Employee Benefits

Standard Benefits Package.  As with all other Zoltek employees, the executives are eligible for the same health and dental insurance, accidental death insurance, disability, vacation, 401(k) and other similar benefits offered by the Company. The Company’s benefits package generally is designed to assist employees in providing for their own financial security in a manner that recognizes individual needs and preferences.

Perquisites.  In order to provide more competitive compensation package for Mr. Rumy and in recognition that his base salary remains significantly below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy’s background and responsibilities, during fiscal 2011 we reimbursed Mr. Rumy for dues to social/country clubs of his choosing in the amount of $26,765 which Mr. Rumy utilizes in connection with his business activities on behalf of the Company.  In addition, we provided him with an automobile allowance of $18,000.  The Company does not generally offer management any other personal benefits not available to Company employees.

Tax Deductibility of Pay.  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that Zoltek may deduct in any one year with respect to each of its five most highly paid executive officers. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible but will consider requiring compensation to be deductible on a case-by-case basis.

Risk Oversight of the Company Compensation Program

Our Company carefully monitors compensation levels to ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Based on current and evolving best practices guidance, our Compensation Committee and Board generally considered compensation risk of the various elements of our Company’s overall compensation program (including incentive compensation programs). The Compensation Committee and Board considered, with input from management, our Company’s compensation programs including appropriate internal controls to mitigate or reduce risk. Based on the review, the Compensation Committee and Board determined that our Company’s compensation programs and policies do not create excessive and unnecessary risk taking.  Our Company and the Compensation Committee and Board will continue to monitor and ensure proper policies and procedures are maintained to ensure ongoing risk management and assessment of compensation practices.

Compensation Committee Report

The responsibilities of the Compensation Committee are provided in its charter, which has been approved by our Board of Directors and is available at www.zoltek.com.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report the Compensation Committee, among other things, has:

●	reviewed and discussed the Compensation Discussion and Analysis with management, and

●	following such review, approved the inclusion of such Compensation Discussion and Analysis in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Charles A. Dill          Michael D. Latta

Summary Compensation Table

For the fiscal years ended September 30, 2011, 2010 and 2009, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Executive Vice President-Wind Energy and Vice President-Composite Intermediates of our Company, who were the only executive officers of our Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2011 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Stock Awards(1)		Option Awards(1)		All Other Compensation		Total ($)
Zsolt Rumy	2011	$500,000	-		-		$44,765	(2)	$544,765
Chairman of the Board and	2010	$500,000	-		-		$45,055	(3)	$545,055
Chief Executive Officer	2009	$500,000	-		-		$45,259	(4)	$545,259

Andrew W. Whipple	2011	$250,000	-		-				$250,000
Chief Financial Officer	2010	$250,000	-		-				$250,000
	2009	$220,000	-		-				$220,000

George E. Husman	2011	$300,000	-		$89,550	(5)	$3,000	(5)	$392,550
Chief Technology Officer	2010	$300,000	-		$34,908	(5)	$3,000	(5)	$337,908
	2009	$300,000	-		$23,527	(5)	$3,000	(5)	$326,527

Philip Schell	2011	$225,000	-		-		-		$225,000
Executive Vice President -	2010	$225,000	-		-		-		$225,000
Wind Energy (6)	2009	$46,154	$241,250	(1)	-		-		$287,404

David Purcell	2011	$150,000	-		-				$150,000
Vice President - Composite	2010	$150,000	-		-				$150,000
Intermediates (7)	2009	$135,417	-		-				$135,417
_____________________________
(1)
Represents the aggregate grant date fair value of the award computed in accordance with FASB Topic 718.  The awards are subject to forfeiture if the Named Officer’s employment terminates prior to the end of the three-year service period.  Amounts shown do not reflect compensation actually received by the named executive officers nor does it necessarily reflect the actual value that will be recognized by the named executive officers. The assumptions used to calculate the value of awards are set forth under Note 8 — Stock Compensation Expense to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

(2)	The Company reimbursed Mr. Rumy for social/country clubs in the amount of $26,765 and provided him with an automobile allowance of $18,000 during fiscal 2011.
(3)	The Company reimbursed Mr. Rumy for social/country clubs in the amount of $27,055 and provided him with an automobile allowance of $18,000 during fiscal 2010.
(4)	The Company reimbursed Mr. Rumy for social/country clubs in the amount of $27,259 and provided him with an automobile allowance of $18,000 during fiscal 2009.
(5)	Represents director fees and stock option grants earned by Mr. Husman in fiscal 2011, 2010 and 2009 (in addition to other option grants in that year).

(6)	Mr. Schell became the Company’s Vice President of Sales in July 2009 and was appointed to Executive Vice President – Wind Energy in January 2011.
(7)	Mr. Purcell became the Company’s Director of Marketing and Business Development in January 2008 and was appointed to Vice President – Composite Intermediates in January 2011.

Grants of Plan-Based Awards

There were no stock option grants or restricted stock grants made in the fiscal year ended September 30, 2011, to the Named Executive Officers, although Mr. Husman was granted options to purchase 7,500 shares each year in consideration for his service as a director.

Outstanding Equity Awards At Fiscal Year End Table

The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended September 30, 2011, and the number of exercisable and unexercisable stock options at September 30, 2011, as well as the value of such stock options having an exercise price lower than the closing price on September 30, 2011 (“in-the-money” options) held by the Named Executive Officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George E. Husman	15,000	-	-	$31.07	2/22/2017	-		-		-	-
George E. Husman	25,000	-	-	$26.22	1/30/2017	-		-		-	-
George E. Husman	7,500	-	-	$11.94	1/20/2016	-		-		-	-
George E. Husman	7,500	-	-	$8.52	2/11/2015
George E. Husman	7,500	-	-	$5.47	2/26/2014	-		-		-	-
George E. Husman	7,500	-	-	$36.73	1/30/2013	-		-		-	-
Philip Schell	-	-	-	-	-	25,000	(1)	$160,750	(2)	-	-

(1)
Options and restricted shares granted in fiscal 2009 vest 50% after the second year and 50% after the third year from date of grant.  Under the terms of the options, the Company may settle the option in cash in lieu of issuing shares.

(2)	Based on a price per share of $6.43, the closing price of our common stock on September 30, 2011.

Employment Agreement

We entered into an employment agreement with Andrew W. Whipple, our Chief Financial Officer, dated November 26, 2008.  This agreement provides for initial annual base salary and bonus, as may be subsequently amended through action by our Compensation Committee.  We entered into the employment agreement with Mr. Andrew Whipple on November 26, 2008, and the agreement continued until November 26, 2011.  Under the terms of the employment agreement, Mr. Whipple received an initial annual base salary of $200,000.  In May 2009, the Company appointed Mr. Whipple as Chief Financial Officer and increased his salary to $250,000.  For a description of the termination and change of control provisions of Mr. Whipple’s employment agreement, see “Change of Control, Severance and Termination.”

Option Exercises And Stock Vested

The following table sets forth information concerning amounts received or realized upon exercise of options or similar instruments, and the vesting of options, by the Named Executive Officers during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Andrew W. Whipple	-	-	10,000	(1)	$102,100
David Purcell	-	-	3,750	(2)	$43,313

(1)
Mr. Whipple’s 10,000 options vested on May 12, 2011.  The stock price on that date was below the exercise price (used for the value realized on vesting).  The Company paid cash equal to the value of the restricted shares that vested in lieu of issuing the shares.

(2)
Mr. Purcell’s 3,750 restricted shares vested on January 21, 2011.  The stock price on that date was below the exercise price (used for the value realized on vesting).  The Company paid cash equal to the value of the restricted shares that vested in lieu of issuing the shares.

Change of Control, Severance and Termination

The Company had an employment agreement with Andrew W. Whipple, Chief Financial Officer, the term of which  continued until November 26, 2011 or until terminated by the terms of the agreement.  The Company has not entered into employment agreements with any other employees.

Under the Company’s employment agreement with Mr. Whipple, in the event of a termination of Mr. Whipple’s employment by the Company for cause, or if he voluntarily terminates his employment with the Company for other than a change of control, the Company shall pay Mr. Whipple the base salary then in effect which has accrued to the termination date, along with accrued but unused vacation days.  Mr. Whipple will be entitled to no further compensation or benefits from Company.

In the event of a termination for any reason other than cause or by a change of control, the Company shall continue to pay Mr. Whipple the base salary in effect for the remaining term of the agreement.  Further, Mr. Whipple will continue to receive other compensation and benefits from the Company that would have been received had employment not been terminated, including Long-Term Incentive Plan benefits, through the end of the term of his agreement. In lieu of providing any benefits due to Mr. Whipple, the Company may elect to substitute cash payments for the current value of such benefits without regard to the tax consequences.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended September 30, 2011.  Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.  A resolution will be presented at the meeting to ratify the appointment of Ernst & Young LLP.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Accounting Fees

The following table displays the aggregate fees for professional audit services for the audit of the Company’s financial statements for the fiscal years ended September 30, 2011 and 2010 and fees billed for other services during those periods by Ernst & Young LLP.

	2011	2010
Audit fees (1)	$856,026	$955,970
Audit related-fees	-	-
Tax fees (2)	8,300	110,249
All other fees	-	-
Total	$864,326	$1,066,219

(1)
Audit fees consisted of audit work performed with respect to the Company’s financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits and consents.  These audit fees include all expenses related to the current year audit and related quarterly reviews irrespective of the period in which the related services were rendered or billed.

(2)	Tax fees consisted of work performed with respect to the Company’s transfer pricing reviews and strategic planning.

Pre-Approval Policies

Since the Audit Committee adopted the pre-approval policy described below, the Audit Committee pre-approved under that policy fees, which on a fiscal year basis, represented 100% of the “Audit fees” in fiscal years 2011 and 2010.  All tax fees for other services were pre-approved.

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.  Under the policy, the Committee must pre-approve services prior to commencement of the specified service.  The Audit Committee periodically reviews reports summarizing the services, including fees, provided by the independent auditor; a listing of pre-approved services provided; and a current projection of the estimated annual fees to be paid to the independent auditors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures).  Item 402 of Regulation S-K of the Securities Exchange Commission sets forth what companies must include in their CD&A and compensation tables.  As required by recently adopted amendments to Section 14A of the Securities Exchange Act of 1934, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Officers.

As discussed in the CD&A, our Compensation Committee has structured our compensation program to emphasize performance and productivity in contributing to the success of Zoltek and the growth in shareholder value.  The compensation opportunities provided to our Named Officers are highly dependent on our and each individual’s performance, which in turn is intended to drive the enhancement of stockholder value. Our Compensation Committee and Board will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

We believe that the information regarding named executive officer compensation as disclosed within the “Executive Compensation” section of this proxy statement demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers, as described in this proxy statement. Accordingly, the Company will ask the Company’s shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed under “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative disclosure contained in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee and the Board will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4:  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, we are providing our shareholders a separate opportunity to vote to recommend whether an advisory vote on named executive officer compensation should occur once every one, two or three years.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs yearly is the most appropriate alternative for the Company at this time and demonstrates the Company’s commitment to good corporate governance, and therefore the Board recommends a yearly advisory vote on executive compensation.

Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.

Shareholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, or three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by the Company’s shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS SELECT “ONE YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  The Audit Committee operates pursuant to a written charter which was amended and restated by the Board of Directors on December 6, 2003.  Our independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.  The Board of Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards of Nasdaq.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the internal controls, and the overall quality of our financial reporting.  The Audit Committee reviewed with the independent accountants the acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards).  In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.  The Audit Committee met four times during fiscal 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors
Linn H. Bealke          Charles A. Dill         Michael D. Latta Pedro Reynoso

RELATED PARTY TRANSACTIONS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest.  It is our policy that executive management notify the Audit Committee of any transaction that may be deemed a related party transaction. Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations. We maintain various policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest. Our Code of Business Conduct, which may be found on our website at www.zoltek.com under About Us/Corporate Policies, prohibits our directors, officers and employees from engaging in specified activities without prior approval of management or our Board or Audit Committee.

In 2007, our Audit Committee established a written policy and procedures for review and approval of transactions and business arrangements in which the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year and in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We refer to these relationships generally as “related party transactions.” If a related party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

We did not have any related party transaction in fiscal 2011 that was required to be disclosed under applicable regulations of the Securities and Exchange Commission.

PROPOSALS OF SHAREHOLDERS

Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2013 Annual Meeting of Shareholders must be received at our executive offices, c/o Zsolt Rumy, Chairman of the Board, President and Chief Executive Officer, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than September 6, 2012.  Our By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting.  Our By-Laws provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Any written notice of a shareholder proposal must include the following information:  (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder giving the notice, (1) the name and address of such shareholder, as it appears on our books, and (2) the class and number of shares of our common stock which are owned beneficially by such shareholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission.  To the knowledge of management, based solely on its review of such reports furnished to us and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended September 30, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2011 with respect to the shares of our common stock that may be issued under our existing compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category

Equity compensation plans approved by security holders	444,587	$20.61	2,213,500

Equity compensation plans not approved by security holders	-	-	-

Total	444,587	$20.61	2,213,500

ANNUAL REPORT

Our Annual Report for the fiscal year ended September 30, 2011 has simultaneously been mailed to the shareholders of the Company.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any shareholder, without charge, upon written request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, telephone number: (314) 291-5110.

OTHER MATTERS

We have adopted a Senior Executives Code of Ethics that applies to our executive officers.  The Senior Executives Code of Ethics may be obtained free of charge by sending a written request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri  63044.

Our Board of Directors does not intend to present at the annual meeting any business other than that referred to in the accompanying notice of annual meeting.  As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the annual meeting.  If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby in accordance with their judgment as to the best interest of our Company on such matters.

ZSOLT RUMY Chairman of the Board, President and Chief Executive Officer

January 4, 2012